UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 18, 2014
Oiltanking Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35230	45-0684578
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)
333 Clay Street, Suite 2400
Houston, Texas 77002
(Address of principal executive office) (Zip Code)
(281) 457-7900
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2014, Oiltanking Partners, L.P. (the “Partnership”) announced that Carlin G. Conner notified the Partnership of his intention to resign as director and Chairman of the Board of Directors (the “Board”) of OTLP GP, LLC, the general partner of the Partnership (the “General Partner”). Mr. Conner’s resignation was given in connection with his notice to Oiltanking GmbH and its parent company, Marquard & Bahls A.G. (“M&B”), of his intention to resign as Managing Director of Oiltanking GmbH and Executive Board member of M&B. We expect that Mr. Conner will continue in his current roles until a successor is appointed. Mr. Conner is resigning for personal reasons and intends to return to the United States. Mr. Conner’s departure is not related to any disagreement with the Partnership’s directors or management or regarding any matter relating to the Partnership’s operations, policies or practices.

Separately, and unrelated to the events described above, Randall J. Larson has notified Partnership of his intention to resign as a member of the Board, effective as of February 19, 2014. Prior to his resignation, Mr. Larson served as the Chairman of the Audit Committee and as a member of the Conflicts Committee of the General Partner. Mr. Larson’s departure is not related to any disagreement with the Partnership’s directors or management or regarding any matter relating to the Partnership’s operations, policies or practices.

D. Mark Leland was appointed to serve as the new Chairman of the Audit Committee of the General Partner, effective as of February 19, 2014. Mr. Leland has served as a member of the Board since May 22, 2012. The Board has determined Mr. Leland meets all applicable requirements to serve as Chairman of the Audit Committee.

Thomas M. Hart III was appointed to fill the vacancy on the Board created by Mr. Larson’s departure, effective as of February 19, 2014. The Board determined that Mr. Hart is an independent director, and appointed Mr. Hart to serve as a member of both the Audit and Conflicts Committees of the Board. Mr. Hart, as a non-employee director of the General Partner, will receive the same compensation provided to all non-employee members of the Board. There are no understandings or arrangements between Mr. Hart and any other person pursuant to which Mr. Hart was elected to serve as a director of the General Partner. There are no relationships between Mr. Hart and the General Partner, the Partnership or any of the Partnership’s subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

99.1    Press Release dated February 18, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oiltanking Partners, L.P.
		By:	OTLP GP, LLC, its general partner

Dated:	February 18, 2014	By:	/s/ Brian C. Brantley
			Name:	Brian C. Brantley
			Title:	Vice President, General Counsel and Secretary

Exhibit Index

99.1    Press Release dated February 18, 2014